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THE MAY DEPARTMENT STORES COMPANY
8 3/8% DEBENTURE DUE 2024

This Debenture is one of a duly authorized series of debt securities of the Company (herein called the "Debentures"), issued under an Amended and Restated Indenture, dated as of January 15, 1991 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), which provides for the issuance by the Company from time to time of debt securities of the Company (herein called the "Debt Securities") in one or more series, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

The Debentures are subject to retirement by redemption of $10,000,000 of the principal amount of the Debentures on August 1 of each of the years 2005 to and including 2023 at the principal amount thereof, together with accrued and unpaid interest to the date of redemption ("mandatory sinking fund"). The Debentures are also subject to an optional retirement by redemption, at the principal amount thereof, together with accrued and unpaid interest to the date of redemption of up to an additional $20,000,000 principal amount of Debentures annually, such optional right being non-cumulative. The Company may (1) deliver outstanding Debentures (other than Debentures previously called for redemption) and (2) apply as a credit Debentures which have been acquired or redeemed either at the election of the Company or through the application of a permitted optional sinking fund payment, in each case in satisfaction of all or any part of any required sinking fund payment, provided that such Debentures have not been previously so credited.

The Debentures also will be subject to redemption, at the option of the Company upon at least 30 and not more than 60 days' notice by mail, at any time on or after August 1, 2004 and prior to maturity, as a whole, or from time to time in part, at prices equal to the percentages of principal amount set forth below, if optionally redeemed otherwise than through operation of the sinking fund, during the twelve month period beginning August 1 of the years indicated:

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          Redemption               Redemption
Year      Price          Year      Price
2004      104.188        2009      102.094
2005      103.769        2010      101.675
2006      103.350        2011      101.256
2007      102.931        2012      100.838
2008      102.513        2013      100.419

and at 100% if redeemed on or after August 1, 2014, together in each case, with interest accrued and unpaid to the date fixed for redemption (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date).

If an Event of Default with respect to the Debentures shall occur and be continuing, the principal amount of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture and the waiver of compliance by the Company with certain provisions of the Indenture at any time with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding (or, in case less than all of the several series of Debt Securities then Outstanding are affected, of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each affected series). The Indenture also permits the Holders of a majority in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the Debentures and (2) certain restrictive covenants and certain Events of Default applicable to the Debentures, upon compliance by the Company with certain conditions set forth in the Indenture and in an Officers'
Certificate issued pursuant to the Indenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose in The City of New York, New York, or at any other office or agency designated for that purpose by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______(Cust) Custodian ______(Minor) under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED ________ hereby sell(s), assign(s) and transfer(s) unto ___________________
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PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

Notice: The signature to this assignment must correspond with the name as written upon the face of this Debenture in every particular, without alteration or enlargement or any change whatever.